UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

BrightSpring Health Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41938	82-2956404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 N. Whittington Parkway
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 394-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTSG	The Nasdaq Stock Market LLC
6.75% Tangible Equity Units	BTSGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 17, 2024, Abode Hospice of Florida, LLC, a Delaware limited liability company (“Buyer”) and a wholly owned indirect subsidiary of BrightSpring Health Services, Inc., a Delaware corporation (the “Company”), entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) by and among Buyer, North Central Florida Hospice, Inc. d/b/a Haven Hospice, a Florida not-for-profit corporation (“NCF Hospice”), and Haven Medical Group, LLC, a Florida limited liability company (“Haven Medical Group,” and collectively with NCF Hospice, “Sellers”) to acquire substantially all of the assets of the Sellers’ hospice and palliative care business in the State of Florida (the “Acquisition”). As partial consideration for the Acquisition, the Company agreed to issue to Sellers a certain number of shares of Company common stock equal to $30 million at the closing. The number of shares to be issued will be calculated by dividing $30 million by a price per share equal to the average of the volume weighted average trading price of Company common stock on each of the fifteen consecutive trading days ending on and including the trading day that is three trading days prior to the closing date. The closing of the Acquisition is expected to be in the third quarter of 2024, subject to customary closing conditions.

Sellers will be restricted from trading during a 180-day lock-up period from closing, with agreed-upon sale volume limitations for four years thereafter. The Asset Purchase Agreement also includes a post-closing adjustment feature such that following each of the 2nd, 3rd and 4th anniversary of the closing, additional shares of Company stock or cash, at Sellers option, could be delivered to make Sellers whole to the extent any losses incurred in the sale of their common stock during the prior twelve month period exceeded gains on sales in the same period, with a final adjustment feature to refund to Buyer (up to the amount previously paid by Buyer) to the extent of aggregate net realized gains during the four year period.

The shares will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act as sales by the Company not involving any public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the shares will be in an isolated private transaction by the Company that did not involve a public offering, (b) there will be to a limited number of recipients and (c) representations from the recipients to support such exemption, including with respect to their status as an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTSPRING HEALTH SERVICES, INC.

Date:	June 24, 2024	By:	/s/ Jennifer Phipps
		Name: Title:	Jennifer Phipps Chief Accounting Officer